MANITOWOC FOODSERVICE, INC.
Exhibit 21.1 to Form 10

1.	Appliance Scientific, Inc. (Delaware)

2.	Beleggingsmaatsch appli Interrub B.V. (Netherlands)

3.	Berisford Holdings Limited (UK)

4.	Berisford Property Development (USA) Ltd. (New York)

5.	Boek-en Offsettdrukkerij Kuyte B.V. (Netherlands)

6.	Charles Needham Industries Inc. (Texas)

7.	Cleveland Range LLC (Delaware)

8.	Cleveland Range Ltd. (Canada)

9.	Convotherm Elecktrogerate GmbH (Germany)

10.	Convotherm India Private Limited (India)

11.	Delfield Company LLC, The (Delaware)

12.	Enodis Corporation (Delaware)

13.	Enodis Foodservice Equipment (Shanghai) Co. Ltd. (China)

14.	Enodis Group Holdings US, Inc. (Delaware)

15.	Enodis Group Ltd. (UK)

16.	Enodis Hanover (UK)

17.	Enodis Holdings Inc. (Delaware)

18.	Enodis Holdings Limited (UK)

19.	Enodis Industrial Holdings Limited (UK)

20.	Enodis International Limited (UK)

21.	Enodis Investments Limited (UK)

22.	Enodis Maple Leaf Ltd. (UK)

23.	Enodis Nederland B.V. (Netherlands)

24.	Enodis Oxford (UK)

25.	Enodis Property Developments Limited (UK)

26.	Enodis Property Group Limited (UK)

27.	Enodis Regent (UK)

28.	Enodis Strand Ltd. (UK)

29.	Enodis Technology Center, Inc. (Delaware)

30.	Fabristeel (M) Sdn Bhd (Malaysia)

31.	Fabristeel Private Limited (Singapore)

32.	Fo Shan Manitowoc Foodservice Co. Ltd. (China)

33.	Frymaster LLC (Louisanna)

34.	Garland Commercial Industries LLC (Delaware)

35.	Garland Commerical Ranges Limited (Canada)

36.	Glenluce Limited (Isle of Man)

37.	H. Tieskens Beheer B.V. (Netherlands)

38.	H. Tieskens Exploitative B.V. (Netherlands)

39.	Inducs AG (Switzerland)

40.	Kysor Business Trust (Delaware)

41.	Kysor Holdings, Inc. (Delaware)

42.	Kysor Industrial Corporation (Michigan)

43.	Kysor Industrial Corporation (Nevada)

44.	Kysor Nevada Holding Corporation (Nevada)

45.	Landis Holding LLC (f/k/a Jackson MSC LLC) (Delaware)

46.	Manitowoc (China) Foodservice Co. Ltd. (China)

47.	Manitowoc Beverage Systems Ltd. (UK)

48.	Manitowoc Cayman Islands Funding Ltd. (Cayman Islands)

49.	Manitowoc Deutschland GmbH (Germany)

50.	Manitowoc Equipment Works, Inc. (Nevada)

51.	Manitowoc Foodservice (Luxembourg) S.a.r.l. (Luxembourg)

52.	Manitowoc Foodservice Asia Pacific Private Limited (Singapore)

53.	Manitowoc Foodservice Companies, LLC (Wisconsin)

54.	Manitowoc Foodservice Germany Holding GmbH (Germany)

55.	Manitowoc Foodservice Holding, Inc. (Wisconsin)

56.	Manitowoc Foodservice Iberia SAU (Spain)

57.	Manitowoc Foodservice India Private Limited (India)

58.	Manitowoc Foodservice M.E. FZE (UAE)

59.	Manitowoc Foodservice UK Holding Limited (UK)

60.	Manitowoc Foodservice UK Limited (UK)

61.	Manitowoc FP, Inc. (Nevada)

62.	Manitowoc FSG Holding, LLC (Delaware)

63.	Manitowoc FSG International Holdings, Inc. (Nevada)

64.	Manitowoc FSG Manufactura Mexico, S. de R.L. de C.V. (Mexico)

65.	Manitowoc FSG Mexico, SRL de C.V. (Mexico)

66.	Manitowoc FSG Operations, LLC (Nevada)

67.	Manitowoc FSG U.S. Holding, LLC (Delaware)

68.	Manitowoc FSG UK Limited (UK)

69.	Manitowoc TJ, SRL de C.V. (Mexico)

70.	Manston Limited (BVI)

71.	McCann’s Engineering & Manufacturing Co., LLC (CA)

72.	Merrychef Limited (UK)

73.	MTW County Limited (UK and Delaware)

74.	Shanghai Fabristeel Foodservice International Trade Co. Ltd. (China)

75.	Shanghai Manitowoc International Trading Co. Ltd. (China)

76.	TRUpour Limited (Ireland)

77.	Welbilt Corporation (Delaware)

78.	Welbilt Holding Company (Delaware)

79.	Welbilt Manufacturing (Thailand) Ltd. (Thailand)

80.	Westran Corporation (Michigan)